UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2008

GMX RESOURCES INC.
 (Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Benham Place 9400 North Broadway, Suite 600 Oklahoma City, OK	73114
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 600-0711

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Purchase Agreement
On February 11, 2008, GMX Resources Inc. (the “Company” or “we”) entered into a purchase agreement (the “Purchase Agreement”) under which we agreed to sell $105 million aggregate principal amount of our 5.00% Convertible Senior Notes due 2013 (the “Notes”) to Jefferies & Company, Inc., Wachovia Capital Markets, LLC, Capital One Southcoast, Inc., Ferris, Baker Watts Incorporated, Howard Weil Incorporated, Pritchard Capital Partners, LLC and Tudor, Pickering, Holt & Co. Securities, Inc. (collectively, the “Initial Purchasers”), plus up to an additional $20 million of Notes pursuant to the Initial Purchasers’ over-allotment option. On February 15, 2008, after the Initial Purchasers exercised the over-allotment option, the Company issued $125 million of the Notes to the Initial Purchasers pursuant to the Purchase Agreement.
The Purchase Agreement is filed as Exhibit 10.1 to this report, and this description of the terms of the Purchase Agreement is qualified in its entirety by reference to such exhibit.
Indenture
The Notes are governed by an indenture, dated as of February 15, 2008 (the “Indenture”) between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”). The Indenture is filed as Exhibit 4.1 to this report, and the following description of the terms of the Notes is qualified in its entirety by reference to such exhibit.
The Notes bear interest at a rate of 5.00% per year, payable semiannually in arrears on February 1 and August 1 of each year, beginning August 1, 2008. The Notes mature on February 1, 2013, unless earlier converted or repurchased by us.
Holders may convert their Notes at their option prior to the close of business on the business day immediately preceding November 1, 2012 only under the following circumstances:
•
during any fiscal quarter commencing after March 31, 2008 if the last reported sale price of the common stock for at least 20 trading days during a period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each such trading day;

•
during the five business-day period after any five consecutive trading-day period (the “measurement period”) in which the trading price (as defined below) per $1,000 principal amount of Notes for each day of that measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such day;

•
upon the occurrence of a corporate event pursuant to which: (1) we issue rights to all or substantially all of the holders of our common stock entitling them to purchase, for a period expiring within 60 days after the date of the distribution, shares of our common stock at a price below the average market price at the time, or (2) we distribute to all or substantially all of the holders of our common stock our assets, debt securities or rights to purchase our securities, if the distribution has a per share value in excess of 10% of the last reported sale price for our common stock at the time; or

•
if: (1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act acquires more than 50% of our outstanding voting stock, (2) we consummate a recapitalization, reclassification or change of our common stock as a result of which our common stock would be converted into or exchanged for stock, other securities, other property or assets, (3) we consummate a share exchange, consolidation or merger pursuant to which our common stock will be converted into cash, securities or other property, (4) we consummate any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of our and our subsidiaries’ consolidated assets to any person other than one of our subsidiaries, (5) continuing directors cease to constitute at least a majority of our board of directors, (6) our shareholders approve any plan or proposal for our liquidation or dissolution, or (7) our common stock ceases to be listed on a United States national or regional securities exchange (any of the events described in clauses (1) through (7), a “fundamental change”).

On and after November 1, 2012 until the close of business on the business day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances.
Upon conversion, we will satisfy our conversion obligation by paying and delivering cash for the lesser of the principal amount or the conversion value, and, if the conversion value is in excess of the principal amount, by paying or delivering, at our option, cash and/or shares of our common stock for such excess. The conversion value is a daily value calculated on a proportionate basis for each day of a 60 trading-day observation period.
The conversion rate is initially 30.7692 shares of the Company’s common stock per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $32.50 per share of common stock). The conversion rate is subject to adjustment in some events but will not be adjusted for accrued interest. In addition, following any fundamental change that occurs prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its Notes in connection with such a fundamental change in certain circumstances. The increase in the conversion rate is determined based on a formula that takes into consideration our stock price at the time of the fundamental change (ranging from $25.00 to $150.00 per share) and the remaining time to maturity of the Notes. The increase in the conversion rate declines from a high of 30% to 0% as the stock price at the time of the fundamental change increases from $25.00 and the remaining time to maturity of the Notes decreases.
We may not redeem the Notes prior to maturity. However, if we undergo a fundamental change, holders may require us to repurchase the Notes in whole or in part for cash at a price equal to 100% of the principal amount of the Notes to be repurchased plus any accrued and unpaid interest (including additional interest, if any) to, but excluding, the fundamental change repurchase date.
The Notes are senior unsecured obligations of the Company and rank equally in right of payment to all of the Company’s other existing and future senior indebtedness. The Notes are effectively subordinated to all our secured indebtedness, including indebtedness under our revolving bank credit facility and our senior secured notes, to the extent of the value of our assets pledged as collateral for such indebtedness. The Notes are also effectively subordinated to all liabilities of our subsidiaries, including liabilities under any guarantees they have issued.

The Notes and the shares of our common stock issuable in certain circumstances upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions based in part on representations made by the Initial Purchasers in the Purchase Agreement.
Registration Rights Agreement Relating to Notes
In connection with the sale of the Notes, the Company entered into a registration rights agreement, dated as of February 15, 2008, with the Initial Purchasers (the “Notes Registration Rights Agreement”). Under the Notes Registration Rights Agreement, the Company has agreed (i) to file a shelf registration statement with respect to the resale of the Notes and the common stock issuable upon conversion of the Notes within 90 days after the closing of the offering of the Notes and (ii) to use its reasonable best efforts to cause such registration statement to become effective within 180 days after the closing of the offering of the Notes. The Company will use its reasonable best efforts to keep the shelf registration statement effective until the earlier of the date when the securities covered by the shelf registration statement (i) have been sold pursuant to the registration statement, Rule 144 under the Securities Act or a similar provision, (ii) are eligible to be sold under Rule 144(d) under the Securities Act, assuming for this purpose that the holders of such securities are not the Company’s affiliates, or (iii) cease to be outstanding. The Company will be required to pay additional interest, subject to some limitations, to the holders of the Notes if the Company fails to comply with its obligations to register the Notes and the common stock issuable upon conversion of the Notes.
The Notes Registration Rights Agreement is filed as Exhibit 10.2 to this report, and this description of the terms of the Notes Registration Rights Agreement is qualified in its entirety by reference to such exhibit.
Underwriting Agreement
On February 11, 2008, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc. (the “Underwriter”) and the share borrower identified below. Under the terms of the Underwriting Agreement and the Share Lending Agreement described below, on February 15, 2008 we issued and loaned to the share borrower 2,140,000 shares of our common stock, and agreed to issue and loan up to 1,706,150 additional shares of our common stock from time to time. The Underwriting Agreement contemplates that the share borrower will sell the shares of our common stock loaned to it to the Underwriter, which in turn will sell such shares to the public in one or more registered offerings. Initially, the Underwriter has sold all 2,140,000 shares of our common stock that we have loaned to the share borrower in a public offering at a price of $25.00 per share (the “Fixed Price Offering”).

The Underwriter also intends to purchase from the share borrower any additional shares we loan to the share borrower as provided above and to offer and sell such additional shares in one or more registered public offerings at market or negotiated prices (collectively, the “At-the-Market Offering”). On February 15, 2008, the share borrower also borrowed from us 600,000 of such additional shares to be sold in the At-the-Market Offering. The Underwriter or its affiliates intend to use the proceeds from the sale of all such shares to facilitate hedging transactions undertaken by purchasers of the Notes. We did not and will not receive any proceeds from the sale of our common stock in these offerings.
The Fixed Price Offering was made, and the At-the-Market Offering will be made, pursuant to our effective shelf registration statements on Form S-3 (Registration Nos. 333-134911 and 333-149170) (collectively, the “Registration Statement”) previously filed with the Securities and Exchange Commission (the “SEC”). The Fixed Price Offering was made, and the At-the-Market Offering of the shares of our common stock will be made, by means of a prospectus supplement and accompanying prospectus filed with the SEC.
The Underwriting Agreement is filed as Exhibit 1.1 to this report, and this description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. This report also incorporates by reference the underwriting agreement into the Registration Statement.
Share Lending Agreement
On February 11, 2008, we entered into a share lending agreement (the “Share Lending Agreement”) with an affiliate of Jefferies & Company, Inc. (the “share borrower”) and Jefferies & Company, Inc., as collateral agent for the Company. Under this agreement, after giving effect to the exercise of the initial purchasers’ over-allotment option with respect to the Notes, we will loan to the share borrower up to the maximum number of shares of our common stock underlying our Notes during a specified loan availability period. This maximum number of shares is initially 3,846,150 shares. We will receive a loan fee of $0.001 per share for each share of our common stock that we loan to the share borrower, payable at the time such shares are borrowed. The share borrower may borrow and re-borrow up to the maximum number of shares of our common stock during the loan availability period. As noted above, we loaned to the share borrower 2,740,000 shares on February 15, 2008.
The share borrower’s obligations under the Share Lending Agreement are unconditionally guaranteed by Jefferies Group, Inc., the ultimate parent company of the share borrower and Jefferies & Company, Inc. (the “guarantor”). If the guarantor receives a rating downgrade for its long term unsecured and unsubordinated debt below a specified level by both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. (or any substitute rating agency mutually agreed upon by the Company and the share borrower), or by either of such rating agencies in certain circumstances, the share borrower has agreed to post and maintain with Jefferies & Company, Inc., acting as collateral agent for the Company, collateral in the form of cash, government securities, certificates of deposit, high-grade commercial paper of U.S. issuers, letters of credit or money market shares with a market value at least equal to 100% of the market value of the shares of our common stock borrowed by the share borrower as security for the share borrower’s obligation to return the borrowed shares to the Company pursuant to the Share Lending Agreement.

The loan availability period under the Share Lending Agreement commenced on the date of the Share Lending Agreement and will continue until the date that any of the following occurs:
•
we notify the share borrower in writing of our intention to terminate the Share Lending Agreement at any time after the entire principal amount of the Notes ceases to be outstanding as a result of conversion, repurchase, at maturity or otherwise;

•	we and the share borrower agree to terminate the Share Lending Agreement;

•
we elect to terminate all of the outstanding loans upon a default by the share borrower under the Share Lending Agreement or by the guarantor under its guarantee, including a breach by the share borrower of any of its obligations or a breach in any material respect of any of the its representations or covenants under the Share Lending Agreement or a breach by the guarantor of the guarantee, or the bankruptcy of the share borrower or the guarantor; or

•	the share borrower elects to terminate all outstanding loans upon the bankruptcy of the Company.
Any shares we loan to the share borrower will be issued and outstanding for corporate law purposes, and accordingly, the holders of the borrowed shares will have all of the rights of a holder of a share of our outstanding common stock, including the right to vote the shares on all matters submitted to a vote of the Company’s shareholders and the right to receive any dividends or other distributions that we may pay or make on our outstanding shares of common stock. However, under the Share Lending Agreement, the share borrower has agreed:
•	not to vote any shares of the Company’s common stock it has borrowed to the extent it owns such borrowed shares; and

•	to pay to us an amount equal to any cash dividends that we pay on the borrowed shares.
In view of the contractual undertakings of the share borrower in the Share Lending Agreement, which have the effect of substantially eliminating the economic dilution that otherwise would result from the issuance of the borrowed shares, we believe that under U.S. generally accepted accounting principles currently in effect, the borrowed shares will not be considered outstanding for the purpose of computing and reporting our earnings per share.
The Share Lending Agreement is filed as Exhibit 10.3 to this report, and this description of the terms of the Share Lending Agreement is qualified in its entirety by reference to such exhibit.

Registration Rights Agreement Relating to Share Lending Agreement
In connection with the Share Lending Agreement, the Company entered into a registration rights agreement, dated as of February 11, 2008, with the share borrower (the “SLA Registration Rights Agreement”). Under the SLA Registration Rights Agreement, the Company has agreed to register the shares of its common stock loaned to the share borrower from time to time upon the share borrower’s request from time to time. The Company will be required to indemnify the share borrower against any damages it suffers as a result of the Company’s failure to comply with its obligations to register its common stock pursuant to the SLA Registration Rights Agreement.
The SLA Registration Rights Agreement is filed as Exhibit 10.4 to this report, and this description of the terms of the SLA Registration Rights Agreement is qualified in its entirety by reference to such exhibit.
Amendments to Bank Credit Facility and Secured Note Agreement
On February 11, 2008, the Company entered into an amendment (the “Bank Amendment”) to its Second Amended and Restated Loan Agreement with Capital One, National Association, and Union Bank of California, N.A. (“Bank Agreement”). The Bank Amendment:
•	permits us to offer and sell the Notes and makes changes to the definitions of interest expense and current liabilities as a result of such sale;

•	restricts us from making payments of principal or interest on the Notes if we are in default under the Bank Agreement or any such payment would cause a default;

•	amends the percentage ownership change for a change in control from 30% to 50%; and

•
modifies the definition of change of management, which would be an event of default under the Bank Agreement, to reflect the recent retirement of Ken L. Kenworthy, Sr. as our Chief Financial Officer so that a change in management would occur if Ken L. Kenworthy, Jr. ceases to be the Company’s Chief Executive Officer other than in the event of his death or disability if he is replaced with a successor acceptable to the lenders.

The Bank Amendment is filed as Exhibit 10.5 to this report and this description of the terms of the Bank Amendment is qualified in its entirety by reference to such exhibit.
Also on February 11, 2008, the Company entered into an amendment (the “Notes Amendment”) to its Note Purchase Agreement with Prudential Insurance Company (the “Secured Note Agreement”) relating to its outstanding Series A Senior Secured Subordinated Notes. The Notes Amendment also permits the proposed sale of the Notes and makes the same changes as are made in the Bank Agreement by the Bank Amendment to the extent applicable.
The Notes Amendment is filed as Exhibit 10.6 to this report and this description of the terms of the Notes Amendment is qualified in its entirety by reference to such exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On February 15, 2008, the Company issued $125 million aggregate principal amount of Notes. The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.
Additional terms and conditions are contained in Item 1.01 above and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.
On February 15, 2008, the Company completed the sale of $125 million of the Notes, which included the shares of the Company’s common stock issuable upon conversion of the Notes. The Initial Purchasers of the Notes received an aggregate discount of $3.75 million. The offer and sale of the Notes to the Initial Purchasers was not registered under the Securities Act in reliance upon the exemption from registration under Section 4(2) of the Securities Act, as such transaction did not involve a public offering of securities.
Additional terms and conditions are contained in Item 1.01 above and are incorporated herein by reference.
Item 8.01. Other Events.
This report is being filed to incorporate by reference an exhibit into our registration statements on Form S-3 (Registration Nos. 333-134911 and 333-149170) in connection with our issuance of shares pursuant to the Share Lending Agreement and the Underwriting Agreement described above under Item 1.01. For additional information about our common stock and the offering thereof, see the prospectus supplement, dated February 11, 2008, as filed with the SEC pursuant to Rule 424(b)(5) on February 12, 2008.
On February 11 and 15, 2008, the Company issued press releases pursuant to Rule 135c of the Securities Act to announce the pricing and closing of its previously announced sale of the Notes, which were privately offered within the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act. These press releases are attached hereto as Exhibits 99.1 and 99.2.
Item 9.01. Financial Statements and Exhibits.
The following Exhibits are filed as a part of this report:
1.1	Underwriting Agreement dated February 11, 2008, among GMX Resources Inc., Jefferies & Company, Inc. and Jefferies Funding LLC

4.1	Indenture dated February 15, 2008, between GMX Resources Inc. and The Bank of New York Trust Company, N.A., as trustee

5.1	Opinion of Crowe & Dunlevy, A Professional Corporation

10.1	Purchase Agreement dated February 11, 2008, between GMX Resources Inc. and Jefferies & Company, Inc., as representative of the Initial Purchasers named therein

10.2	Registration Rights Agreement dated February 15, 2008, between GMX Resources Inc. and Jefferies & Company, Inc., as representative of the Initial Purchasers named therein

10.3	Share Lending Agreement dated February 11, 2008, among GMX Resources Inc., Jefferies Funding LLC and Jefferies & Company, Inc., as collateral agent

10.4	Registration Rights Agreement dated February 11, 2008, between GMX Resources Inc. and Jefferies Funding LLC

10.5	Second Amendment to Loan Agreement dated February 11, 2008 among GMX Resources Inc., Capital One, National Association, and Union Bank of California, N.A.

10.6	Amendment No. 1 to Note Purchase Agreement and Limited Consent dated February 11, 2008 between GMX Resources, Inc. and The Prudential Insurance Company of America.

99.1	Company press release dated February 11, 2008

99.2	Company press release dated February 15, 2008
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GMX RESOURCES INC.
By:	/s/ James A. Merrill
James A. Merrill, Chief Financial Officer

Date: February 15, 2008

INDEX TO EXHIBITS
1.1	Underwriting Agreement dated February 11, 2008, among GMX Resources Inc., Jefferies & Company, Inc. and Jefferies Funding LLC

4.1	Indenture dated February 15, 2008, between GMX Resources Inc. and The Bank of New York Trust Company, N.A., as trustee

5.1	Opinion of Crowe & Dunlevy, A Professional Corporation

10.1	Purchase Agreement dated February 11, 2008, between GMX Resources Inc. and Jefferies & Company, Inc., as representative of the Initial Purchasers named therein

10.2	Registration Rights Agreement dated February 15, 2008, between GMX Resources Inc. and Jefferies & Company, Inc., as representative of the Initial Purchasers named therein

10.3	Share Lending Agreement dated February 11, 2008, among GMX Resources Inc., Jefferies Funding LLC and Jefferies & Company, Inc., as collateral agent

10.4	Registration Rights Agreement dated February 11, 2008, between GMX Resources Inc. and Jefferies Funding LLC

10.5	Second Amendment to Loan Agreement dated February 11, 2008 among GMX Resources Inc., Capital One, National Association, and Union Bank of California, N.A.

10.6	Amendment No. 1 to Note Purchase Agreement and Limited Consent dated February 11, 2008 between GMX Resources, Inc. and The Prudential Insurance Company of America.

23.1	Consent of Crowe & Dunlevy (included in Exhibit 5.1)

99.1	Company press release dated February 11, 2008

99.2	Company press release dated February 15, 2008